EXHIBIT 10.1

EXECUTION VERSION

$300,000,000

TransDigm Inc.

7¾% Senior Subordinated Notes due 2014

PURCHASE AGREEMENT

January 31, 2007

CREDIT SUISSE SECURITIES (USA) LLC (“Credit Suisse”)
LEHMAN BROTHERS INC. (“Lehman”)
  As representatives of the several initial purchasers

c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue,
New York, N.Y. 10010-3629

and

c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, N.Y. 10019

Dear Sirs:

1.  TransDigm Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (collectively, the “Purchasers”) U.S.$300,000,000 principal amount of its 7¾% Senior Subordinated Notes due 2014 (the “Offered Securities”) to be issued as additional securities under the indenture dated as of June 23, 2006, among the Company, TransDigm Group Incorporated (“TD Group”), the subsidiary guarantors from time to time party thereto and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture thereto, dated as of November 2, 2006 (as so supplemented, the “Indenture”).  The United States Securities Act of 1933, as amended, is herein referred to as the “Securities Act.”

As described under the heading “The Transactions” in the Preliminary Offering Circular (as defined below) and the Final Offering Circular (as defined below), the Company intends to acquire (the “Acquisition”) all of the equity interests of Aviation Technologies, Inc., a Delaware corporation (“ATI”).

In order to consummate the Acquisition, the Company has organized Project Coffee Acquisition Co., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”).  Pursuant to the Agreement and Plan of Merger, dated as of January 9, 2007 (the “Merger Agreement”), among the Company, Merger Sub and ATI, Merger Sub will be merged with and into ATI, with ATI continuing as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”).

In connection with the Acquisition, the Company will amend its existing credit agreement, dated as of June 23, 2006 (the “Existing Credit Agreement”), to, among other things, (i) provide for an increase in the revolving credit facility thereunder of $50,000,000, (ii) provide for an incremental term loan of $130,000,000 (the “Incremental Term Loan”) and (iii) make certain other amendments to the terms thereof as described more fully in the Preliminary Offering Circular and the Final Offering Circular (as so amended, the “Amended Credit Agreement”).

The Acquisition, the issuance of the Offered Securities and the execution of (i) the Amended Credit Agreement, (ii) this Agreement, (iii) a supplemental indenture to the Indenture (the “Supplemental Indenture”), which Supplemental Indenture will cause the ATI Guarantors (as defined below) to guarantee the Offered Securities effective upon the consummation of the Merger, (iv) the Registration Rights Agreement (as defined below) and (v) counterparts to this Agreement and the Registration Rights Agreement by the ATI Guarantors upon consummation of the Merger and the consummation of all other related transactions contemplated by the Merger Agreement, this Agreement or described in the Preliminary Offering Circular and the Final Offering Circular under the headings “The Transactions” are referred to herein collectively as the “Transactions”.

The Offered Securities under the Indenture will be fully and unconditionally, and jointly and severally, guaranteed on a senior subordinated unsecured basis by (i) TD Group, (ii) each of the subsidiaries of the Company listed on Schedule B hereto (the “Company Guarantors”) and (iii) effective upon the consummation of the Merger, ATI and each of its subsidiaries listed on Schedule C hereto (ATI and the subsidiaries of ATI listed on Schedule C hereto are sometimes collectively referred to herein as the “ATI Guarantors”).  In connection therewith, and concurrently with the consummation of the Merger, each of the ATI Guarantors will each execute the Supplemental Indenture and counterparts to this Agreement and the Registration Rights Agreement.  The guarantees described in this paragraph are collectively referred to as the “Guarantees,” and TD Group, the Company Guarantors and the ATI Guarantors are collectively referred to as the “Guarantors”.

The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement to be entered into on the Closing Date (as defined below) among the Company, the Guarantors and Credit Suisse and Lehman, as representatives of the several Purchasers (the “Registration Rights Agreement”), pursuant to which, and subject to the terms and conditions set forth therein, the Company shall agree to file a registration statement with the Securities and Exchange Commission (the “Commission”) registering the resale of the Offered Securities under the Securities Act; provided, however, that the undertakings of the ATI Guarantors as set forth in the Registration Rights Agreement will not become effective until such Guarantors execute their respective counterparts to the Registration Rights Agreement.

This Agreement (including the counterparts to be executed concurrently with the consummation of the Merger by the ATI Guarantors), the Indenture, the Supplemental Indenture (to be executed concurrently with the consummation of the Merger by the ATI Guarantors), the Offered Securities and the Registration Rights Agreement (including the counterparts to be executed concurrently with the consummation of the Merger by the ATI Guarantors) are referred to in this Agreement collectively as the “Operative Documents.”  The Merger Agreement, the Amended Credit Agreement and the Operative Documents are referred to in this Agreement collectively as the “Transaction Documents”.

References in this Agreement to the subsidiaries of the Company or any Guarantor shall include all direct and indirect subsidiaries of the Company or such Guarantor, both on the date of this Agreement and after the consummation of the Merger, and the representations and warranties in this Agreement with respect to the Company or any Guarantor and their respective subsidiaries shall be deemed to be representations and warranties with respect to the Company and the Guarantors and their respective subsidiaries both prior to and after the consummation of the Merger.

The Company and the Guarantors hereby agree with the Purchasers as follows:

2.  Representations and Warranties of the Company and the Guarantors.  The Company and the Guarantors, jointly and severally, represent and warrant to, and agree with, the Purchasers that:

(a)  A preliminary offering circular (the “Preliminary Offering Circular”) relating to the Offered Securities to be offered by the Purchasers and a final offering circular (the “Final Offering Circular”)disclosing the offering price and other final terms of the Offered Securities and dated as of the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement) have been or will be prepared by the Company.  “General Disclosure Package” means the Preliminary Offering Circular, together with any Issuer Free Writing Communication (as hereinafter defined) existing at the Applicable Time (as hereinafter defined), including the Confidential Offering Circular Supplement, dated January 30, 2007 (the “Supplement”), and the information which is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule D to this Agreement (including the term sheet listing the final terms of the Offered Securities and their offering, included in Schedule E to this Agreement, which is referred to as the “Terms Communication”).  “Applicable Time” means 10:55 a.m. (New York City time) on the date of this Agreement.  As of the date of this Agreement, the Final Offering Circular does not and, as of the Closing Date, the Final Offering Circular will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  At the Applicable Time, neither (i) the General Disclosure Package, nor (ii) any individual Supplemental Marketing Material (as hereinafter defined), when considered together with the General Disclosure Package, included, or will as of the Closing Date include, any untrue statement of a material fact or omitted, or will as of the Closing Date omit, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding two sentences do not apply to statements in or omissions from the Preliminary Offering Circular, the Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material based upon written information furnished to the Company by any Purchaser through Credit Suisse specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

“Free Writing Communication” means a written communication (as such term is defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities and is made by means other than the Preliminary Offering Circular or the Final Offering Circular.  “Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Company, used or referred to by the Company or containing a description of the final terms of the Offered Securities or of their offering, in the form retained in the Company’s records.  “Supplemental Marketing Material” means any Issuer Free Writing Communication other than any Issuer Free Writing Communication specified in Schedule D to this Agreement.

(b)  Each of the Company and TD Group has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of TD Group and its subsidiaries, taken as a whole (“Material Adverse Effect”).

(c)  Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except for liens, encumbrances or defects on the capital stock of the subsidiaries (direct and indirect) of the Company granted in favor of the lenders under or related to the Amended Credit Agreement; provided, however, that the foregoing representations and warranties as to the liens, encumbrances and defects on the capital stock of the subsidiaries of the Company shall only be made with respect to the ATI Guarantors on the Closing Date after giving effect to the repayment of ATI’s existing indebtedness as further described in the General Disclosure Package.

(d)  The Indenture has been duly authorized, executed and delivered by the Company, TD Group and the Company Guarantors; the Offered Securities have been duly authorized by the Company, and when the Offered Securities are delivered and paid for pursuant to this letter agreement (this “Agreement”) on the Closing Date (as defined below), such Offered Securities will have been duly executed, authenticated, issued and delivered, will be consistent in all material respects with the information in the General Disclosure Package and will conform in all material respects to the description thereof contained in the Final Offering Circular,and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and (ii) general equity principles and the discretion of the court before which any proceeding therefor may be brought, whether at law or in equity.

(e)  Upon the consummation of the Merger, the Supplemental Indenture and the Guarantee of the Offered Securities by the ATI Guarantors will be duly authorized, executed and delivered by each of the ATI Guarantors and will be consistent in all material respects with the information in the General Disclosure Package and will conform to the description thereof contained in the Final Offering Circular. When the Offered Securities and the Guarantees have been issued, executed and authenticated in accordance with the terms of this Agreement, the Indenture and the Supplemental Indenture, each Guarantee of each ATI Guarantor with respect to such Offered Securities will constitute a valid and legally binding obligation of such ATI Guarantor, enforceable in accordance with its terms, except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and (ii) general equity principles and the discretion of the court before which any proceeding therefor may be brought, whether at law or in equity.

(f)  On the Closing Date, the Indenture, as supplemented by the Supplemental Indenture, will conform in all material respects to the requirements of the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

(g)  The Exchange Securities (as defined in the Registration Rights Agreement) have been, or as of the Registered Exchange Offer (as defined in the Registration Rights Agreement) will be, duly and validly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Indenture upon exchange for the Initial Securities (as defined in the Registration Rights Agreement), will be validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable in accordance with their terms, except that the enforcement thereof may be limited by (1) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and (2) general equity principles and the discretion of the court before which any proceeding therefor may be brought, whether at law or in equity.

(h)  The Guarantee of the Exchange Securities by each of the Guarantors (each, an “Exchange Security Guarantee” and together, the “Exchange Security Guarantees”) will be, as of the Closing Date or as of the Registered Exchange Offer, duly authorized by each of the Guarantors.  When the Exchange Security Guarantees have been issued, executed and authenticated in accordance with the terms of the Registered Exchange Offer, the Indenture and the Supplemental Indenture, the Exchange Security Guarantee of each Guarantor will constitute a valid and legally binding obligation of such Guarantor, enforceable in accordance with its terms, except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and (ii) general equity principles and the discretion of the court before which any proceeding therefor may be brought, whether at law or in equity.

(i)  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company or the Guarantors, on the one hand, and any person, on the other hand, that would give rise to a valid claim against the Company, any Guarantor  or any Purchaser for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement.

(j)  No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for (i) the consummation by the Company or the Guarantors of the transactions contemplated by this Agreement or the Registration Rights Agreement in connection with the issuance and sale of the Offered Securities or the Exchange Securities by the Company and the issuance of the Guarantees or the Exchange Security Guarantees by the Guarantors or (ii) the consummation of the other transactions contemplated by the Transaction Documents, in any such case except for (A) the filing with the Secretary of State of the State of Delaware of the merger certificate effectuating the Merger, (B) as have been obtained or will be obtained prior to the Closing Date, (C) as may be required under state securities or “Blue Sky” laws in connection with the purchase and distribution of the Offered Securities by the Purchasers, (D) the order of the Commission declaring effective the Exchange Offer Registration Statement or, if required, the Shelf Registration Statement (each as defined in the Registration Rights Agreement) and (E) in the case of clause (ii) immediately above only, as set forth on Schedule 4.2(b) of the Merger Agreement (the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect).

(k)  The execution, delivery and performance by each of the Company and the Guarantors of the Transaction Documents will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute or any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over those parties or any of their properties, (ii) assuming that the Amended Credit Agreement has become effective, any agreement or instrument to which any of those parties is a party or by which any of those parties is bound or to which any of the properties of those parties is subject, or (iii) the charter or by-laws of any of those parties, except in the case of clauses (i) and (ii) above, for breaches, violations and defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement and the Guarantors have full power and authority to authorize and issue their respective Guarantees as contemplated by this Agreement.

(l)  This Agreement has been duly authorized, executed and delivered by the Company and the Company Guarantors; and on the Closing Date the counterpart to this Agreement will be duly authorized, executed and delivered by the ATI Guarantors.

(m)  The Registration Rights Agreement has been duly authorized by the Company and the Company Guarantors and on the Closing Date will be duly authorized by the ATI Guarantors; on the Closing Date, the Registration Rights Agreement will be duly executed and delivered by the Company and the Guarantors and will be enforceable against the Company and the Guarantors in accordance with its terms, except that (i) the enforcement thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and (B) general equity principles and the discretion of the court before which any proceeding therefor may be brought, whether at law or in equity and (ii) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

(n)  Except as disclosed in the General Disclosure Package, the Company, TD Group and their subsidiaries have good and marketable title to all material real properties and all other material properties and material assets owned by them, in each case, and except as disclosed in the General Disclosure Package, free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; provided, however, that the foregoing representations and warranties shall only be made with respect to the ATI Guarantors on the Closing Date after giving effect to the repayment of ATI’s existing indebtedness as further described in the General Disclosure Package and except as disclosed in the General Disclosure Package, the Company, TD Group and their subsidiaries hold any material leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(o)  The Company, TD Group and their subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, TD Group or any of their subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)  No labor dispute with the employees of the Company, TD Group or any subsidiary thereof exists or, to the knowledge of the Company, is imminent that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)  The Company, TD Group and their subsidiaries own, possess (including by license or other agreement) or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any written notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to the Company, TD Group or any of their subsidiaries, would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)  Except as disclosed in the General Disclosure Package, neither the Company, TD Group nor any of their subsidiaries (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and to the Company’s knowledge, there are no pending investigations which could reasonably be expected to lead to such a claim.

(s)  Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings against or affecting the Company, TD Group, any of their subsidiaries or any of their respective properties that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or any of the Guarantors to perform their respective obligations under the Operative Documents, or which are otherwise material in the context of the sale of the Offered Securities; to the Company’s knowledge, no such actions, suits or proceedings are threatened against the Company, TD Group, any of their respective subsidiaries or any of their respective properties.

(t)  The financial statements included in the General Disclosure Package and the Final Offering Circular present fairly in all material respects the financial position of (1) TD Group (or, if applicable, TransDigm Holding Company) and its consolidated subsidiaries and (2) ATI and its consolidated subsidiaries, in each case as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the General Disclosure Package and the Final Offering Circular, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis, and the assumptions used in preparing the pro forma financial statements included in the General Disclosure Packageand the Final Offering Circular provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(u)  Except as disclosed in the General Disclosure Package, since the date of the latest audited financial statements of TD Group included in the General Disclosure Package there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of TD Group and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by TD Group on any class of its capital stock.

(v)  TD Group is subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(w)  Neither the Company, TD Group nor any Guarantor is, and after giving effect to the Transactions none of them will be, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended (the “Investment Company Act”); and neither the Company, TD Group nor any Guarantor is, and after giving effect to the Transactions, none of them will be, an “investment company” as defined in the Investment Company Act.

(x)  TD Group maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply in all material respects with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to TD Group and its subsidiaries is made known to TD Group’s principal executive officer and principal financial officer by others within those entities.

(y)  No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(z)  The offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof, Regulation D thereunder and Regulation S thereunder; and it is not necessary to qualify an indenture in respect of the Offered Securities under the Trust Indenture Act.

(aa)  Except in connection with the consummation of the transactions contemplated by this Agreement, neither the Company nor any of its subsidiaries or affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act (“Regulation S”)) the Offered Securities or any security of the same class or series as the Offered Securities, except for the issuance and sale by the Company of its registered 7¾% Senior Subordinated Notes in the exchange offer that was consummated on December 11, 2006 pursuant to the terms of that certain Registration Rights Agreement, dated as of June 23, 2006, by and among the Company and the other parties named therein, or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, its affiliates and any person acting on its or their behalf have complied in all material respects and will comply in all material respects with the offering restriction requirements of Regulation S with respect to the offering and sale of the Offered Securities. The Company has not entered into and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities, except for this Agreement.  Notwithstanding anything contained herein to the contrary, neither the Company nor any Guarantor makes any representation or warranty pursuant to this clause (aa) with respect to any actions taken by the Purchasers in connection with the transactions contemplated by this Agreement.

3.  Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, on the Closing Date, the Company agrees to sell to the several Purchasers, and each such Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.25% of the gross proceeds of the Offered Securities, plus accrued interest from January 15, 2007 to the Closing Date, the principal amount of Offered Securities set forth opposite the name of such Purchaser in Schedule A hereto, it being understood and agreed that the obligation of the Company to sell to the several Purchasers the principal amount of Offered Securities set forth herein is conditioned upon the consummation of the Merger.

The Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global certificates in definitive form (the “Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Final Offering Circular.  Payment for the Offered Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account specified by the Company in writing to Credit Suisse, with such payment being made on February 7, 2007, or at such other time not later than seven full business days thereafter as Credit Suisse and the Company determine, such time being herein referred to as the “Closing Date”, against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities purchased pursuant to the terms hereof. The Global Securities will be made available for checking at the office of Cravath, Swaine & Moore LLP, New York, New York at least 24 hours prior to the Closing Date.

4.  Representations by Purchasers; Resale by Purchasers.  (a)  Each Purchaser severally represents and warrants to the Company that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(b)  Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A under the Securities Act (“Rule 144A”). Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restriction requirements of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

Terms used in this subsection (b) have the meanings given to them by Regulation S.

(c)  Each Purchaser severally agrees that it and each of its affiliates has not entered into and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchaser or affiliates of the other Purchaser or with the prior written consent of the Company.

(d)  Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

(e)  Each of the Purchasers severally represents and agrees that (i) (A) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (B) it has not offered or sold and will not offer or sell the Offered Securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Offered Securities would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by the Company; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of the Offered Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company;and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.

5.  Certain Agreements of the Company and the Guarantors.  The Company and, as applicable, the Guarantors agree with the Purchasers that:

(a)  The Company will advise Credit Suisse promptly of any proposal to amend or supplement the Preliminary Offering Circular or the Final Offering Circular and will not effect such amendment or supplementation without Credit Suisse’s consent, which consent shall not be unreasonably withheld or delayed. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, there occurs an event or development as a result of which the Preliminary Offering Circular, the Final Offering Circular, any document included within the General Disclosure Package or any Supplemental Marketing Material included or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, or if it is necessary at any such time to amend or supplement the Preliminary Offering Circular, the Final Offering Circular, any document included within the General Disclosure Package or any Supplemental Marketing Material, the Company promptly will notify Credit Suisse of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither Credit Suisse’s consent to, nor the Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.  This subsection does not apply to statements in or omissions from the Preliminary Offering Circular, the Final Offering Circular, any document included within the General Disclosure Package or any Supplemental Marketing Material made in reliance upon and in conformity with written information furnished to the Company by any Purchaser through Credit Suisse specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(b)  The Company will furnish to Credit Suisse copies of the Preliminary Offering Circular, each other document comprising a part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements to such documents and each item of Supplemental Marketing Material, in each case as soon as available and in such quantities as Credit Suisse may reasonably request, and the Company will furnish to Credit Suisse on the date hereof three copies of each of the foregoing documents, one of which in the case of the Preliminary Offering Circular and the Final Offering Circular will include the independent accountants’ reports manually signed by such independent accountants. At any time when neither the Company nor  TD Group is subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to Credit Suisse and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities.  The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

(c)  The Company will use its commercially reasonable efforts to arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investmentunder the laws of such jurisdictions in the United States and Canada as Credit Suisse may reasonably designate and will use its commercially reasonable efforts to continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified as of the date hereof or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject as of the date hereof.

(d)  During the period of two years after the Closing Date, the Company will, upon request, furnish to Credit Suisse and Lehman and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

(e)  During the period of two years after the Closing Date, TD Group, the Company and the other Guarantors will not, and will not permit any of their subsidiaries to, resell any of the Offered Securities that have been reacquired by any of them.

(f)  During the period of two years after the Closing Date, neither the Company nor any of the Guarantors will be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(g)  The Company will pay all expenses incidental to the performance of its obligations and the Guarantors’ obligations under the Operative Documents, including (i) the fees and expenses of the Trustee and its professional advisors; (ii) all expenses incurred by it in connection with the execution, issuance, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities (as defined in the Registration Rights Agreement), the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Supplemental Indenture, the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements thereto, each item of Supplemental Marketing Material and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and, as applicable, the Exchange Securities; (iii) the cost of qualifying the Offered Securities for trading in The PortalSM Market and any reasonable expenses incidental thereto; (iv) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (v) any expenses (including fees and disbursements of counsel) incurred by the Company in connection with the qualification of the Offered Securities or the Exchange Securities for sale under the laws of such states in the United States and Canada as Credit Suisse may reasonably designate (subject to the other terms set forth in this Agreement) and the printing of memoranda relating thereto; (vi) any fees charged by investment rating agencies for the rating of the Offered Securities or the Exchange Securities; and (vii) any expenses incurred in distributing to the Purchasers the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular (including any amendments and supplements thereto) and any Supplemental Marketing Material. The Company will also pay or reimburse the Purchasers (to the extent incurred by them) for all reasonable travel expenses of the Purchasers and the Company’s officers and employees and any other reasonable expenses of the Purchasers and the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Offered Securities.

(h)  In connection with the offering, until Credit Suisse shall have notified the Company of the completion of the resale of the Offered Securities, none of TD Group, the Company or any of their subsidiaries has or will, either alone or with one or more other persons, bid for or purchase for any account in which TD Group, the Company or any of their subsidiaries has a beneficial interest any Offered Securities ; and neither TD Group, the Company nor any of their subsidiaries will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

(i)  The Company will use the net proceeds from the sale of the Offered Securities in substantially the manner described in the Preliminary Offering Circular and the Final Offering Circular under the caption “Use of Proceeds”.

(j)  Until the consummation of the issue and the purchase of the Offered Securities on the Closing Date pursuant to Section 3 of this Agreement, the Company and the Guarantors will promptly notify Credit Suisse on behalf of the Purchasers of any amendment, supplementation or waiver of any of the Transaction Documents and, if applicable, will promptly provide Credit Suisse on behalf of the Purchasers and counsel for Credit Suisse photocopies of any such amendments, supplements or waivers.

6.  Free Writing Communications.  (a)  The Company represents and agrees that, unless it obtains the prior consent of Credit Suisse, and Credit Suisse represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Communication, in each case, other than the Supplement.

(b)  The Company consents to the use by any Purchaser of a Free Writing Communication that (i) contains only (A) information describing the preliminary terms of the Offered Securities or their offering or (B) information that describes the final terms of the Offered Securities or their offering and that is included in the Terms Communication (which Terms Communication constitutes a Free Writing Communication) or is included in or is subsequently included in the Final Offering Circular or (ii) does not contain any material information about the Company or its securities that was provided by or on behalf of the Company, it being understood and agreed that any such Free Writing Communication referred to in clause (i) or (ii) shall not be an Issuer Free Writing Communication for purposes of this Agreement.

7.  Conditions of the Obligations of the Purchasers.  The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors herein, to the accuracy of the statements of officers of the Company and the Guarantors made pursuant to the provisions hereof, to the performance, in all material respects, by the Company and the Guarantors of their obligations hereunder and to the following additional conditions precedent:

(a)  The Purchasers shall have received a letter, dated the date of this Agreement, of Ernst & Young LLP, substantially in the form attached hereto as Exhibit A, concerning the financial information with respect to TD Group and its subsidiaries set forth in the General Disclosure Package.

(b)  The Purchasers shall have received a letter, dated the date of this Agreement, of KPMG LLP, substantially in the form attached hereto as Exhibit B, concerning the financial information with respect to ATI and its subsidiaries set forth in the General Disclosure Package.

(c)  The Purchasers shall have received a certificate, dated the date hereof, of the Chief Financial Officer of ATI, substantially in the form attached hereto as Exhibit C.

(d)  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company, the Guarantors and their respective subsidiaries taken as one enterprise which, in the judgment of Credit Suisse and Lehman, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the

Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the reasonable judgment of Credit Suisse and Lehman, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) any suspension of trading of any securities of TD Group on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States; (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or any declaration of war by Congress or any other national or international calamity or emergency if, in the reasonable judgment of Credit Suisse and Lehman, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

(e)  The Purchasers shall have received an opinion, dated the Closing Date, of Willkie Farr & Gallagher LLP, Baker & Hostetler LLP or other local counsel to the Company, as applicable, substantially to the effect that:

(i)            Each of the Company and TD Group has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package, except where the failure to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and each of the Company and TD Group is duly qualified to do business as a foreign corporation in good standing in the jurisdictions, if any, listed on a schedule to such opinion;

(ii)           Each subsidiary of the Company listed on Schedule B hereto and each entity listed on Schedule C hereto that will become a subsidiary of the Company following the consummation of the Merger has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package, except where the failure to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in the jurisdictions listed on a schedule to such opinion; all of the issued and outstanding capital stock of each such subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each such subsidiary owned by the Company, directly or through subsidiaries, is, to the knowledge of such counsel, owned free from liens, encumbrances and defects, except for liens, encumbrances and defects on the capital stock of the subsidiaries (direct and indirect) of the Company granted in favor of the lenders under or related to the Amended Credit Agreement;

(iii)          The Indenture as supplemented by the Supplemental Indenture has been duly authorized, executed and delivered; the Offered Securities have been duly authorized, executed, authenticated, issued and delivered, are consistent in all material respects with the information in the General Disclosure Package and conform in all material respects to the description thereof contained in the Final Offering Circular; and

the Indenture as supplemented by the Supplemental Indenture and the Offered Securities constitute valid and legally binding obligations of the Company and the Guarantors enforceable in accordance with their terms, except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and (ii) general equity principles and the discretion of the court before which any proceeding therefor may be brought, whether at law or in equity;

(iv)          No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation by the Company or the Guarantors of the transactions contemplated by this Agreement and the other Operative Documents, including the issuance and sale of the Offered Securities and the Exchange Securities by the Company and the issuance of the Guarantees and the Exchange Security Guarantees by the Guarantors, in any such case except (A) as have been obtained or will be obtained prior to the Closing Date, (B) as may be required under state securities or “Blue Sky” laws in connection with the purchase and distribution of the Offered Securities by the Purchasers, (C) for the order of the Commission declaring effective the Exchange Offer Registration Statement or, if required, the Shelf Registration Statement or (D) where the failure to obtain or make any of the foregoing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(v)           To our knowledge, except as set forth in the General Disclosure Package, there are no pending actions, suits or proceedings against the Company, TD Group, any of their subsidiaries or any of their respective properties in any New York or Federal court that, would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or which are otherwise material in the context of the sale of the Offered Securities;

(vi)          The execution, delivery and performance of the Operative Documents, the consummation of the transactions therein contemplated and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (1) any Federal or New York statute or any rule, regulation or order, in each case known to such counsel to be customarily applicable to transactions of the type contemplated by this Agreement or, to such counsel’s knowledge, any order, judgment or decree specifically naming the Company or any of its subsidiaries of any governmental agency or body or any court having jurisdiction over the Company or any such subsidiary or any of their properties, (2) any agreement or instrument to which the Company, TD Group or any such subsidiary is a party or by which the Company, TD Group or any such subsidiary is bound or to which any of the properties of the Company, TD Group or any such subsidiary is subject and which is listed on Schedule F hereto, or (3) the charter or by-laws of the Company, TD Group or any such subsidiary, except in the case of clauses (1) and (2), for breaches, violations and defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and the Company has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby;

(vii)         Such counsel have no reason to believe that the Final Offering Circular, or any amendment or supplement thereto, as of the date hereof and as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; such counsel have no reason to believe that the documents specified in a schedule to such counsel’s letter, consisting of those included in the General Disclosure Package, as of the Applicable Time and as of

the Closing Date, when considered together with the information set forth in the schedules to this Agreement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements, related schedules and other financial and accounting information contained in the General Disclosure Package or the Final Offering Circular;

(viii)        This Agreement and the counterparts to this Agreement to be executed by the ATI Guarantors upon consummation of the Merger have been duly authorized, executed and delivered by the Company and the Guarantors;

(ix)           The Registration Rights Agreement and the counterparts to the Registration Rights Agreement to be executed by the ATI Guarantors upon consummation of the Merger have been duly authorized, executed and delivered by the Company and the Guarantors and will be enforceable against the Company and the Guarantors in accordance with its terms, except that (i) the enforcement thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and (B) general equity principles and the discretion of the court before which any proceeding therefor may be brought, whether at law or in equity and (ii) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations; and

(x)            It is not necessary in connection with (1) the offer, sale and delivery of the Offered Securities by the Company to the Purchasers pursuant to this Agreement or (2) the resales of the Offered Securities by the Purchasers in the manner contemplated by this Agreement, to register the Offered Securities under the Securities Act or to qualify an indenture in respect thereof under the Trust Indenture Act.

(f)  The Purchasers shall have received from Cravath, Swaine & Moore LLP, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Final Offering Circular and the General Disclosure Package, the exemption from registration for the offer and sale of the Offered Securities by the Company to the Purchasers and the resales by the Purchasers as contemplated hereby and other related matters as Credit Suisse and Lehman may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g)  The Purchasers shall have received a certificate, dated the Closing Date, of the Chief Executive Officer, the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the  date of the most recent financial statements of TD Group included in the General Disclosure Package there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of TD Group and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(h)  The Purchasers shall have received letters, dated the Closing Date, of Ernst & Young LLP and KPMG LLP which meet the requirements of subsections (a) and (b), respectively, of this

Section, except that the procedures required to be performed in respect thereof shall be performed through a date that is not more than three days prior to the Closing Date for the purposes of this subsection.

(i)  On the Closing Date, the Transactions, including the Merger, shall have been consummated in a manner consistent in all material respects with the description thereof in the Preliminary Offering Circular and the Final Offering Circular.

(j)  The Amended Credit Agreement, which contains terms similar in all material respects to those described in the Preliminary Offering Circular and the Final Offering Circular, shall have become effective in accordance with its terms and there shall exist at and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement and the application of the proceeds received by the Company from the sale of the Offered Securities) no condition that would constitute an event of default under the terms of the agreements governing the Amended Credit Agreement and the Company shall have received the borrowings under the Incremental Term Loan in the manner described in the General Disclosure Package.

The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. Credit Suisse may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.

8.  Indemnification and Contribution.  (a)  The Company and the Guarantors will, jointly and severally, indemnify and hold harmless each Purchaser, its officers, partners, members, directors and its affiliates and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication or Supplemental Marketing Material, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending against any such loss, claim, damage, liability or action, as such expenses are incurred; provided, however, that neither the Company nor the Guarantors will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through Credit Suisse specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b)  Each Purchaser will severally and not jointly indemnify and hold harmless the Company and the Guarantors, their directors and officers and each person, if any, who controls the Company or the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or the Guarantors, as the case may be, may become subject under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication or Supplemental Marketing Material or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through Credit Suisse specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company or the Guarantors in connection with investigating or defending against any such loss, claim, damage, liability or  action, as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Preliminary Offering Circular and the Final Offering Circular furnished on behalf of each Purchaser: under the caption “Plan of Distribution” paragraphs 4, 10 and 11; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s or the Guarantors’ failure to perform their obligations under Section 5(a) of this Agreement.

(c)  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof, but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.  No indemnifying party shall be liable for any settlement or compromise of, or consent to the entry of judgment with respect to, any such action or claim effected without its consent, unless such indemnifying party has failed, upon request by the indemnified party pursuant to this Section 8, to reimburse the indemnified party for legal expenses due pursuant to this Section 8 within thirty days of such request.

(d)  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company compared to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.  The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

(e)  The obligations of the Company and the Guarantors under this Section shall be in addition to any liability which the Company or the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company or the Guarantors within the meaning of the Securities Act or the Exchange Act.

9.  Default of Purchasers.  If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, Credit Suisse and Lehman may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase.  If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to Credit Suisse and Lehman and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 10. As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

10.  Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Purchasers pursuant to Section 8 shall remain in effect.  If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(d), the Company will reimburse the Purchasers for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

11.  Notices.  All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 1301 East 9th Street, Suite 3710, Cleveland, OH 44114, Attention: Chief Financial Officer; provided, however, that any notice to a Purchaser pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

12.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the persons referred to in Section 8, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

13.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14.  Absence of Fiduciary Relationship.  The Company and the Guarantors acknowledge and agree that:

(a)  the Purchasers have been retained solely to act as initial purchasers in connection with the initial purchase, offering and resale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company, the Guarantors and the Purchasers has been created in respect of any of the transactions contemplated by this Agreement, the Preliminary Offering Circular or the Final Offering Circular, irrespective of whether any Purchaser has advised or is advising the Company or the Guarantors on other matters;

(b)  the purchase price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Purchasers and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)  the Company and the Guarantors have been advised that the Purchasers and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Guarantors, and that the Purchasers have no obligation to disclose such interests and transactions to Company or the Guarantors by virtue of any fiduciary, advisory or agency relationship; and

(d)  the Company and the Guarantors waive, to the fullest extent permitted by law, any claims they may have against the Purchasers for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Purchasers shall have no liability (whether direct or indirect) to the Company or the Guarantors in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Guarantors, including stockholders, employees or creditors of the Company or the Guarantors.

15.  Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

The Company and the Guarantors hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company and the Guarantors irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with the Purchasers’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Guarantors and the Purchasers in accordance with its terms.

Very truly yours,

TransDigm Inc.

By:	/s/ Gregory Rufus
	Name:	Gregory Rufus
	Title:	Executive Vice President and Chief Financial Officer

TransDigm Group Incorporated

By:	/s/ Gregory Rufus
	Name:	Gregory Rufus
	Title:	Executive Vice President, Chief Financial Officer and Secretary

Avionic Instruments Inc.

By:	/s/ Gregory Rufus
	Name:	Gregory Rufus
	Title:	Treasurer and Assistant Secretary

Skurka Aerospace Inc.

By:	/s/ Gregory Rufus
	Name:	Gregory Rufus
	Title:	Treasurer and Assistant Secretary

DAC Realty Corp.

By:	/s/ Gregory Rufus
	Name:	Gregory Rufus
	Title:	Treasurer and Assistant Secretary

Champion Aerospace Inc.

By:	/s/ Gregory Rufus
	Name:	Gregory Rufus
	Title:	Treasurer and Assistant Secretary

MarathonNorco Aerospace Inc.

By:	/s/ Gregory Rufus
	Name:	Gregory Rufus
	Title:	Treasurer and Assistant Secretary

ZMP, Inc.

By:	/s/ Gregory Rufus
	Name:	Gregory Rufus
	Title:	Treasurer and Assistant Secretary

Adams Rite Aerospace, Inc.

By:	/s/ Gregory Rufus
	Name:	Gregory Rufus
	Title:	Treasurer and Assistant Secretary

Christie Electric Corporation

By:	/s/ Gregory Rufus
	Name:	Gregory Rufus
	Title:	Treasurer and Assistant Secretary

Sweeney Engineering Corp.

By:	/s/ Gregory Rufus
	Name:	Gregory Rufus
	Title:	Secretary and Treasurer

CDA InterCorp.

By:	/s/ Gregory Rufus
	Name:	Gregory Rufus
	Title:	Secretary and Treasurer

The foregoing Purchase Agreement
is hereby confirmed and accepted
as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By /s/ Edward M. Yorke
Name:	Edward M. Yorke
Title:	Managing Director

LEHMAN BROTHERS INC.

By /s/ William J. Hughes
Name:	William J. Hughes
Title:	Managing Director

Acting on behalf of themselves
and as the Representatives of
the several Purchasers

SCHEDULE A

Purchaser	Principal Amount of Offered Securities
Credit Suisse Securities (USA) LLC	$180,000,000
Lehman Brothers Inc.	$120,000,000

Total	$300,000,000

SCHEDULE B

LIST OF COMPANY GUARANTORS

Name of Subsidiary	State or Jurisdiction of Incorporation
MarathonNorco Aerospace, Inc.	Delaware
ZMP, Inc.	California
Adams Rite Aerospace, Inc.	California
Champion Aerospace Inc.	Delaware
Christie Electric Corp.	California
Avionic Instruments, Inc.	Delaware
Skurka Aerospace Inc.	Delaware
DAC Realty Corp.	New Jersey
Sweeney Engineering Corp.	California
CDA InterCorp.	Florida

SCHEDULE C

LIST OF ATI GUARANTORS

Name of Subsidiary	State or Jurisdiction of Incorporation
Avtech Corporation	Washington
Transicoil Corporation	Delaware
West Coast Specialties, Inc.	Washington
Malaysia Aerospace Services, Inc.	Delaware

SCHEDULE D

Issuer Free Writing Communications

Terms Communication attached as Schedule E hereto.

SCHEDULE E

High Yield Capital Markets

Issuer:	TransDigm Inc.

Security Description:	Senior Subordinated Notes
Face:	$300,000,000
Gross Proceeds:	$303,000,000

Coupon:	7.750%
Maturity:	7/15/2014

Offering Price:	$101.000 settles plus accrued interest from 1/15/07 interest payment date
Yield to Maturity:	7.571%
Spread to Treasury:	272
Benchmark:	4.250% UST due 8/2015

Yield to Worst:	7.521% (based on a YTW Call date of 7/15/2012)
Spread to Treasury:	268
Benchmark:	4.750% UST due 1/2012

Ratings:	B3 / B-

Interest Payment Dates:	January 15 and July 15
Commencing:	7/15/2007

Optional Redemption:	Callable, on or after the following dates, and at the following prices:

	Date	Price
	7/15/2009	105.813%
	7/15/2010	103.875%
	7/15/2011	101.938%
	7/15/2012	100.000%
	and thereafter

Equity Clawback:	Redeem until 7/15/2009 at 107.750% for up to 35.0%

Trade Date:	1/31/2007
Settlement Date:	2/7/2007 (T+5)

Cusip Numbers:	144 A:	893647AK3
	RegS:	U8936PAE3
	ISIN:	USU8936PAE35

Min. Allocation:	$1,000
Increments:	$1,000

Gross Spread:	1.75%

Book-Runners:	Credit Suisse Securities (USA) LLC	60.00%
	Lehman Brothers Inc.	40.00%

Other:

The principal amount of the term loan has been decreased by $50 million to $130 million and the notes in this offering have been increased by $50 million to $300 million. Total debt at closing does not change.

	Date of Updated Information: January 31, 2007

This communication is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy any security. No offer to buy securities described herein can be accepted, and no part of the purchase price thereof can be received, unless the person making such investment decision has received and reviewed the information contained in the relevant prospectus or offering circular in making their investment decisions.   This communication is not intended to be a confirmation as required under Rule 10b-10 of the Securities Exchange Act of 1934.  A formal confirmation will be delivered to you separately.  This notice shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. The notes will be offered and sold to qualified institutional buyers in the United States in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Act”), and to persons in offshore transactions in reliance on Regulation S under the Act. The notes have not been registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from the registration requirements.

SCHEDULE F

LIST OF CERTAIN AGREEMENTS

1.                                       Stockholders’ Agreement, dated as of July 22, 2003, by and among TD Holding Corporation, Warburg Pincus Private Equity VIII, L.P., the other institutional investors whose names and addresses are set forth on Schedule I thereto and the employees of TransDigm Inc. and certain of its subsidiaries whose names and addresses are set forth on Schedule II thereto.

2.                                       Registration Rights Agreement, dated as of July 22, 2003, among the institutional investors whose names and addresses are set forth on Schedule I thereto, the employees of TransDigm Inc. and certain of its subsidiaries whose names and addresses are set forth on Schedule II thereto and TD Holding Corporation.

3.                                       Tax Sharing Agreement, dated as of July 22, 2003, by and among TD Holding Corporation, TransDigm Holding Company, TransDigm Inc. and such direct and indirect subsidiaries of TD Holding Corporation that are listed on Exhibit A thereto.

4.                                       Standard Industrial/Commercial Single-Tenant Lease — Net, dated as of December 31, 2004, between VHEM, LLC, d/b/a H&M Properties, and Skurka Aerospace Inc.

5.                                       Guaranty of Lease, dated as of December 31, 2004, by TransDigm Inc. in favor of VHEM, LLC, d/b/a H&M Properties.

6.                                       Indenture, dated as of June 23, 2006, among TransDigm Inc., TransDigm Group Incorporated, the subsidiary guarantors from time to time party thereto and The Bank of New York Trust Company, N.A., as trustee, as supplemented by the First Supplemental Indenture thereto, dated as of November 2, 2006.

7.                                       Credit Agreement, dated June 23, 2006, among TransDigm Inc., TransDigm Group Incorporated, the subsidiaries of TransDigm Inc. from time to time party thereto, the financial institutions from time to time party thereto, as lenders, Credit Suisse, as administrative agent and collateral agent, Credit Suisse Securities (USA) LLC and Bank of America Securities LLC, as joint lead arrangers and joint bookrunners, Bank of America, N.A., as syndication agent, and Barclays Bank plc, General Electrical Capital Corporation and UBS Securities LLC, as co-documentation agents.